                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2000



                              THINKING TOOLS, INC.
               (Exact name of registrant as specified in charter)

               DELAWARE                               000-21295                             77-0436410
     (State or Other Jurisdiction                    (Commission                          (IRS Employer
           of Incorporation)                         File Number)                     Identification Number)


                 200 Park Avenue, Suite 3900, New York,                NY 10166
               (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (212) 808-7474

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 7.   (a) Financial Statements, Pro Forma Financial Information and Exhibits

              Financial Statements of Business Acquired

              Tritium Network, Inc. and InterAd Group, Inc. Financial Statements for the Years Ended December 31, 1999 and 1998.

          (b) Pro Forma Financial Information

              Unaudited Pro Forma Condensed Financial Statements

                              TRITIUM NETWORK, INC.
                             AND INTERAD GROUP, INC.

                              FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.


                          INDEX TO FINANCIAL STATEMENTS


                     Years Ended December 31, 1999 and 1998




                                                                                                        Page
                                                                                                       Number
                                                                                                       ------

INDEPENDENT AUDITORS' REPORT.............................................................................F-1


FINANCIAL STATEMENTS


     Balance Sheet for Tritium Network, Inc. at December 31, 1999........................................F-2

     1999 Combined Statement of Operations and 1998 Statement of Operations
             for InterAd Group, Inc. (Only)..............................................................F-3

     1999 Combined Statement of Shareholders' Deficiency and 1998 Statement
             of Shareholders' Deficiency for InterAd Group, Inc. (Only)..................................F-4

     1999 Combined Statement of Cash Flows and 1998 Statement of Cash Flows
             for InterAd Group, Inc. (Only)..............................................................F-5

     Notes to Financial Statements....................................................................F-6-12


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Thinking Tools, Inc.:

We have audited the accompanying balance sheet of Tritium Network, Inc. as of December 31, 1999, the combined statements of operations, shareholders' deficiency and cash flows of Tritium Network, Inc. and InterAd Group, Inc. for the year ended December 31, 1999, and the statements of operations, shareholders' deficiency and cash flows of InterAd Group, Inc. for the year ended December 31, 1998. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tritium Network, Inc. as of December 31, 1999, the combined results of operations and cash flows of Tritium Network, Inc. and InterAd Group, Inc. for the year then ended and the results of operations and cash flows of InterAd Group, Inc. for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 1 to the financial statements, the Companies' recurring losses raise substantial doubt about their ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DRUKER, RAHL & FEIN



Hamilton, New Jersey
March 15, 2000, except for Notes 9 and 12 as to which the date is May 31, 2000.

                             TRITIUM NETWORK, INC.

                    BALANCE SHEET FOR TRITIUM NETWORK, INC.

                               December 31, 1999

                                 (In thousands)


ASSETS

CURRENT ASSETS
  Cash and equivalents                                               $  279
  Accounts receivable                                                    19
                                                                     ------

    Total current assets                                                298
                                                                     ------

PROPERTY AND EQUIPMENT, Net                                              11
                                                                     ------

OTHER ASSETS
  Deposits and other                                                     74
                                                                     ------

TOTAL ASSETS                                                         $  383
                                                                     ======
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                                   $   90
  Accrued expenses                                                      117
  Bridge note payable                                                   500
  Shareholders' loans                                                    11
                                                                     ------

    Total current liabilities                                           718
                                                                     ------
CONTINGENCIES

SHAREHOLDERS' DEFICIENCY
  Common stock, no par value, 2,500 shares authorized,
    1,603 shares issued and outstanding                                 233
  Accumulated deficit                                                  (568)
                                                                     ------

    Total shareholders' deficiency                                     (335)
                                                                     ------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                       $  383
                                                                     ======



                       See notes to financial statements.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                    1999 COMBINED STATEMENT OF OPERATIONS AND
          1998 STATEMENT OF OPERATIONS FOR INTERAD GROUP, INC. (ONLY)


                     Years Ended December 31, 1999 and 1998

                                 (In thousands)


                                                                  InterAd Group,
                                                 (Combined)         Inc. (Only)
                                                    1999               1998
                                                 ----------       --------------

REVENUES
  Advertising                                     $    22           $      9

COST AND EXPENSES
  Internet connection                                 228                622
  Software development and maintenance costs          176                593
  Selling, general and administrative                 222                907
                                                  -------           --------

    Total costs and expenses                          626              2,122
                                                  -------           --------

NET LOSS                                          $  (604)          $ (2,113)
                                                  =======           ========



                       See notes to financial statements.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

             1999 COMBINED STATEMENT OF SHAREHOLDERS' DEFICIENCY AND
   1998 STATEMENT OF SHAREHOLDERS' DEFICIENCY FOR INTERAD GROUP, INC. (ONLY)

                     Years Ended December 31, 1999 and 1998

                      (In thousands, except share amounts)


                                      Common Stock               Additional                          Total
                                 -----------------------          Paid-in       Accumulated       Shareholders'
                                 Shares           Amount          Capital         Deficit         (Deficiency)
                                 ------           ------         ----------     ------------      -------------
InterAd Group, Inc. (Only)
BALANCES,
  January 1, 1998                   100           $   1           $    -          $ (1,177)         $ (1,176)

Issuance of common stock              -               -              506                 -               506

Net loss                              -               -                -            (2,113)           (2,113)
                                  -----           -----           ------          --------           -------
BALANCES,
  December 31, 1998                 100               1              506            (3,290)           (2,783)

Issuance of common stock for
  (Tritium Network, Inc. (Only))
    Cash                          1,380              65                -                 -                65
    Services performed              223             168                -                 -               168

Net Loss (Combined)                   -               -                -              (604)             (604)

Adjustment: Elimination of
  InterAd Group, Inc.              (100)             (1)            (506)            3,326             2,819
                                  -----           -----           ------          --------           -------

BALANCES, December 31, 1999,
  Tritium Network, Inc. (Only)    1,603           $ 233           $    -          $   (568)          $  (335)
                                  =====           =====           ======          ========           =======





                       See notes to financial statements.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                    1999 COMBINED STATEMENT OF CASH FLOWS AND
           1998 STATEMENT OF CASH FLOWS FOR INTERAD GROUP, INC. (ONLY)

                     Years Ended December 31, 1999 and 1998

                                 (In thousands)

                                                                  InterAd Group,
                                                     (Combined)    Inc. (Only)
                                                        1999          1998
                                                     ----------   --------------
CASH FLOWS USED IN OPERATING ACTIVITIES
  Net Loss                                             $  (604)      $  (2,113)

  Adjustments to reconcile net loss to
    net cash used in operating activities
   Depreciation and amortization                             3              87
   Impairment of equipment                                   -             138
   Impairment of software development costs                  -             593
   Stock compensation expense                              168               -
  Changes in assets and liabilities
   Accounts receivable                                     (23)              2
   Prepaid expenses and other assets                       (71)              1
   Accounts payable                                        103             666
   Accrued expenses                                        129              38
                                                        ------        --------
  Net cash used in operating activities                   (295)           (588)
                                                        ------        --------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchases of property and equipment                       (5)              -
  Software development costs                                 -            (593)
                                                        ------        --------
  Net cash used in investing activities                     (5)           (593)
                                                        ------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advance from investors                                   500               -
  Principal payments on notes payable                       (2)              -
  Proceeds from note payable                                 -               2
  Proceeds from shareholders' loans                         15             674
  Proceeds from issuance of common stock                    65             506
                                                        ------        --------

  Net cash provided by financing activities                578           1,182
                                                        ------        --------
Net Increase in cash                                       278               1
CASH AND EQUIVALENTS, beginning of year                      1               -
                                                        ------        --------
CASH AND EQUIVALENTS, end of year                       $  279        $      1
                                                        ======        ========

SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING AND FINANCING ACTIVITIES:
  Common stock granted for services performed           $  168        $      -
  Equipment given in satisfaction of liabilities             -              30




                       See notes to financial statements.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.


                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998





1.       BASIS OF PRESENTATION AND BUSINESS

Basis of Presentation - The accompanying financial statements present the balance sheet of Tritium Network, Inc. (Only) as of December 31, 1999, the combined statements of operations, shareholders' deficiency and cash flows of Tritium Network, Inc. and InterAd Group, Inc. for the year ended December 31, 1999, and the statements of operations, shareholders' deficiency and cash flows of InterAd Group, Inc. (Only) for the year ended December 31, 1998. The 1999 combined statement of shareholders' deficiency contains an adjustment to eliminate InterAd Group, Inc. from the Tritium Network, Inc. (Only) common stock, accumulated deficit and total shareholders' deficiency balances at December 31, 1999. InterAd Group, Inc. and Tritium Network, Inc. are closely-held companies whose shares are not publicly traded.

The Companies' financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Companies (Combined) as a going concern. As shown in the accompanying financial statements, the Companies (Combined) incurred a net loss of $604,000 for the year ended December 31, 1999, and as of December 31, 1999, Tritium Network, Inc. (Only) had an accumulated deficit of $568,000. The Companies have not generated significant revenues nor have they operated profitably at any time during their existence. InterAd Group, Inc. has no remaining assets as of December 31, 1999. Tritium Network, Inc. expects to recover its asset values through the sale of substantially all of its assets to StartFree.com, Inc. on March 7, 2000 and by subsequent liquidation.

Business - Tritium Network, Inc. ("Tritium") was incorporated in Delaware in January 1999. Tritium's offices are located in Montgomery, Ohio, a suburb of Cincinnati. The Company was founded by the majority shareholder to provide internet-related and other advertising services to the general public. This shareholder is also the majority owner of InterAd Group, Inc., d/b/a Tritium Network ("InterAd"). InterAd was incorporated in Ohio in October 1995 as InterAd Corporation and in February 1996 was renamed InterAd Group, Inc. InterAd was formed to provide internet-related and other advertising services to the general public. InterAd ceased active operations in September 1998, terminated its employees and was informally liquidated during 1999, although it has continued to maintain its corporate existence through December 31, 1999. Due to certain commonalties between Tritium and InterAd, including management, ownership, methods of operation, and lines of business, InterAd is considered a predecessor to Tritium. References herein to the "Company" include both Tritium and InterAd.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998




1.       BASIS OF PRESENTATION AND BUSINESS (CONTINUED)

Business (Continued) - InterAd was a pioneer in the concept of providing free internet access to subscribers in return for the viewing of advertisements on the lower portion of their computer screens. The founding shareholder developed the technology of "dead band-width" technology for which a patent application is currently pending.

The "dead band-width" technology provides for downloading advertisements or other information to subscribers' screens during the time the modem is not otherwise transmitting or receiving data from the Internet. This provides for greater speed and responsiveness in accessing information on the Internet. In April 1998, InterAd launched its network under the name of Tritium Network, introducing free Internet access in the Cincinnati area. Due to certain operational and design deficiencies, InterAd generated minimal revenue and incurred significant losses.

Tritium was founded in January 1999 to take advantage of the rapid changes in the Internet free access marketplace that were occurring. Tritium corrected design flaws in the Internet access software and arranged less costly telephone accessibility. In an effort to ensure a consistent revenue flow, Tritium entered into a contract with an advertising supplier in July 1999 whereby the supplier agreed to pay Tritium a share of revenue from the display of advertisements on both the Tritium website and as subscribers access the internet. In exchange, Tritium granted to this supplier the opportunity to receive up to 9.9% of the outstanding common stock of Tritium subject to fulfilling certain conditions and based on the supplier remitting commissions and fees earned to Tritium quarterly. Tritium launched its free Internet access network in January 2000. Shortly after the network's launch, Tritium had approximately 141,000 subscribers.

In November 1999, Tritium entered into a letter of intent for a business combination with Thinking Tools, Inc. ("TTI"). On March 7, 2000, a wholly owned subsidiary of TTI, StartFree.com, Inc. acquired substantially all of the assets and assumed certain specified liabilities of Tritium through the issuance of convertible preferred stock (see Note 12).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination - The combined statements of operations, shareholders' deficiency and cash flows of Tritium and InterAd for the year ended December 31, 1999 include the accounts of Tritium Network, Inc. and InterAd Group, Inc. All significant intercompany balances and transactions have been eliminated.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues - The Company generally recognizes revenue on a monthly basis as it is earned. Revenue consists of commissions based on the number of advertisements viewed by subscribers while utilizing the Company's internet access.

Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

Property and Equipment - Property and equipment are stated at the lower of cost or fair value. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of three to seven years. The Company evaluates the recoverability of long-lived assets on an on-going basis.

As of December 31, 1998, certain property and equipment were deemed to be impaired based upon condition of the property and technological obsolescence and were written down to their fair value. An impairment loss of approximately $138,000 has been charged to expense in 1998 and included in selling, general and administrative expense.

Software development costs - The Company follows the guidance provided by the American Institute of Certified Public Accountants' Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" which requires that certain costs related to the development of software used internally should be capitalized. The Company considers the costs incurred to develop the software to provide Internet services and advertisement connections which meet the criteria of SOP 98-1 to be subject to the guidance provided by the provisions of Financial Accounting Standard No. 121, ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.


                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software development costs (Continued) - Under the provisions of SFAS 121, software development costs that are deemed to be impaired are written down to their fair value in the period the impairment is determined. For the year ended December 31, 1998, an impairment loss of approximately $593,000 has been charged to expense due to rapid changes in technology. As of December 31, 1999, the Company has no unamortized costs related to internal use software.

3.       CONCENTRATION OF BUSINESS AND CREDIT RISKS

Tritium is dependent upon one advertising supplier for substantially all of its revenue. In addition, Tritium is reliant upon single suppliers for each of Internet connectivity and dial-up services. Although there are other suppliers of these services, a change in suppliers could result in Tritium's inability to generate revenues and maintain subscribers until replacement suppliers could be found, thus potentially affecting operating results.

Financial instruments that potentially subject Tritium to concentration of credit risk are cash and equivalents and accounts receivable. Risks associated with cash and equivalents are mitigated by banking with credit-worthy institutions. Accounts Receivable as of December 31, 1999 consist solely of advertising revenues due from the single advertising supplier.

4.       PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1999 are as follows (in thousands):


         Equipment                             $  13
         Furniture and fixtures                    1
                                               -----
            Total property and equipment          14
         Accumulated depreciation                 (3)
                                               -----
            Property and equipment, net        $  11
                                               =====


Depreciation expense was $3,000 for 1999 and $87,000 for 1998.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998




5.       ACCRUED EXPENSES

Accrued expenses at December 31, 1999 are as follows (in thousands):

        Payroll and related costs                         $  40
        Settlement of shareholder lawsuit (see note 12)      67
        Other                                                10
                                                          -----

           Total                                          $ 117
                                                          =====

6.       INCOME TAXES

For the year ended December 31, 1998, InterAd elected to be treated as an "S Corporation" for federal and state income tax purposes. Because the income or loss of an S Corporation is reported only on the income tax returns of its owners, no provision has been made for corporate income taxes in the accompanying financial statements for 1998. Tritium has elected to be taxed directly as a "C Corporation." Tritium's 1999 loss for federal and state income tax purposes of approximately $403,000 must be carried forward to future periods. Tritium has recorded a deferred income tax asset to recognize the potential future benefit of the loss carryforward. Tritium has increased the deferred income tax asset to recognize the potential future benefit of the $235,000 of stock compensation expense (see Note 9). However, because of the Company's history of losses, Tritium has established a valuation allowance to reduce the deferred income tax asset to zero at December 31, 1999.

The components of the deferred income tax asset at December 31, 1999 are as follows (in thousands):

           Deferred income tax asset
             Net operating loss carryforwards               $  153
             Stock compensation                                 89
                                                            ------
                                                               242

           Less valuation allowance                           (242)
                                                            ------

           Net deferred income tax asset                    $    -
                                                            ======

Tritium's loss carryforward expires in 2019 for federal income tax purposes and 2014 for state income tax purposes. Federal and State of Ohio tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership as defined by the Internal Revenue Code
Section 382.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998




7.       BRIDGE NOTE PAYABLE

In December 1999, in connection with the acquisition of Tritium's assets by a TTI company, investors of TTI advanced $500,000 under a bridge note to Tritium (See Note 12). The bridge note was due by June 7, 2000 or upon the earlier occurrence of certain events. The note provided conversion features to the investors in the event the Company was purchased by other than a TTI entity, and at the investors' option, to either supply shares representing 30% of the Company or to pay $1,000,000. In addition, the Company granted warrants to the investors for 222 shares of its stock, exercisable at $.01 per share from June 7, 2000 until June 29, 2009. These warrants were cancelled upon the acquisition of Tritium's assets by a TTI Company.

8.       SHAREHOLDERS' LOANS

Shareholders' loans at December 31, 1999 consist of unsecured advances to Tritium by shareholders. These loans bear no interest and have no set repayment dates.

9.       STOCK GRANTED FOR SERVICES PERFORMED

During 1999, certain Tritium employees and service providers received 223 shares of common stock as compensation for services valued at approximately $168,000. For the year ended December 31, 1999, the Company recorded noncash compensation expense of $168,000 in connection with the issuance of this common stock.

10.       CONTINGENCIES

InterAd substantially ceased operations in September 1998. As of December 31, 1999 and 1998, InterAd owed trade creditors $882,000. InterAd has not obtained binding releases from its creditors. In connection with the cessation of InterAd's operations, several employees did not receive payment for earned compensation of approximately $25,000 in aggregate. Tritium cannot, at this time, predict whether it could be held responsible for these obligations. Accordingly, no provision for any estimated loss is reflected in the accompanying financial statements.

11.      ADVERTISING EXPENSE

Advertising expense was approximately $145,000 and $98,000 for the years ended December 31, 1999 and 1998, respectively.

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998


12.      SUBSEQUENT EVENTS

On March 7, 2000, StartFree.com, Inc, a wholly owned subsidiary of TTI (see Note
1), acquired substantially all of the assets and assumed specified liabilities of Tritium (Only). The specified liabilities included the $500,000 bridge note payable by Tritium. In addition, StartFree.com, Inc. assumed Tritium's advertising and suppliers' agreements. Consideration for the acquisition was paid by TTI through the issuance of 1,148,798.5 shares of a new Series A convertible preferred stock. The preferred stock is convertible into 11,487,985 shares of TTI common stock when TTI files an application with the Secretary of State of the State of Delaware to increase the authorized number of shares of common stock.

In addition, in connection with the Tritium acquisition, TTI contributed a warrant to purchase 1,262,275 shares of its common stock to StartFree.com, Inc., which StartFree.com, Inc. recorded as a capital contribution, and StartFree.com, Inc. delivered the warrant to Tritium's advertising supplier as consideration for the assignment of the advertising agreement to StartFree.com, Inc.

In February 2000, an InterAd shareholder received 90 shares of Tritium stock valued at $67,000 in settlement of the shareholder's lawsuit against Tritium. This obligation has been included in accrued expenses at December 31, 1999 (See
Note 5).

                  TRITIUM NETWORK, INC. AND INTERAD GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1999 and 1998



                              THINKING TOOLS, INC.

               Unaudited Pro Forma Condensed Financial Statements


The following unaudited pro forma condensed financial statements of Thinking Tools, Inc. ("TTI") have been prepared to indicate how the financial statements of TTI might have looked if the acquisition of Tritium Network, Inc. ("Tritium") and transactions related to that acquisition had occurred as of the date or at the beginning of the period presented.

On March 7, 2000, TTI through a newly formed wholly-owned subsidiary, StartFree.com, Inc., consummated the acquisition of substantially all of the assets and certain liabilities of Tritium. This was accomplished through the issuance of 1,148,798.5 shares of Series A Convertible Preferred Stock of TTI to Tritium shareholders. Tritium was an Internet service provider headquartered in the Cincinnati, Ohio metropolitan area. Tritium earns commissions based on the number of advertisements viewed by subscribers while utilizing Tritium's free internet access.

The pro forma condensed financial statements have been prepared using the audited historical financial statements of TTI and Tritium as of and for the year ended December 31, 1999. The acquisition is being accounted for under the purchase method of accounting for business combinations. The pro forma adjustments are described in the accompanying notes and include an estimate of the direct costs of the acquisition. Such estimate is subject to final determination.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of TTI and Tritium. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the acquisition been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

                              THINKING TOOLS, INC.
                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                                December 31, 1999
                                 (IN THOUSANDS)

                                           HISTORICAL                       PRO FORMA
                                  ------------------------------           ADJUSTMENTS
                                   THINKING          TRITIUM           -------------------
                                  TOOLS, INC.      NETWORK, INC.       AMOUNTS       NOTES         PRO FORMA
                                  -----------      -------------       -------       -----         ---------
ASSETS

CURRENT ASSETS:
 Cash and equivalents              $    112         $     279          $    550       (E)           $    455
                                                                           (279)      (A)
                                                                           (207)      (C)
 Accounts receivable                      -                19                11       (A)                 27
                                                                             (3)      (A)
                                   --------         ---------          --------                     --------
   Total current assets                 112               298                72                          482
                                   --------         ---------          --------                     --------

PROPERTY AND EQUIPMENT, Net              10                11                 -                           21
                                   --------         ---------          --------                     --------
OTHER ASSETS
 Deposits and other                      64                74               (61)      (A)                 77
 Prepaid advertising, net                 -                 -               391       (G)                182
                                                                           (209)      (G)
 Goodwill and other intangibles           -                 -             3,100       (D)              2,205
                                                                            207       (C)
                                   --------         ---------          --------                     --------
Total other assets                       64                74             2,326                        2,464
                                   --------         ---------          --------                     --------
TOTAL ASSETS                       $    186         $     383          $  2,398                     $  2,967
                                   ========         =========          ========                     ========
LIABILITIES AND
 SHAREHOLDERFS' DEFICIENCY

CURRENT LIABILITIES:
 Accounts payable                  $    232         $      90          $    (38)      (A)           $    284
 Accrued expenses                       203               117              (117)      (A)                203
 Notes payable                            -               500              (500)      (E)                  -
 Shareholders' loans                      -                11               (11)      (A)                  -
                                   --------         ---------          --------                     --------
   Total current liabilities            435               718              (666)                         487

LONG TERM DEPOSITS                        5                 -                 -                            5
                                   --------         ---------          --------                     --------
   Total liabilities                    440               718              (666)                         492
                                   --------         ---------          --------                     --------
COMMITMENTS AND CONTINGENCIES
INVESTOR ADVANCE                        100                 -              (100)      (E)                  -
                                   --------         ---------          --------                     --------
SHAREHOLDERS' DEFICIENCY
 Preferred convertible stock              -                 -                 1       (D)                  1
 Common stock                             7               233              (233)      (A)                  9
                                                                              2       (E)
 Additional paid-in capital          16,010                 -             1,148       (E)             20,147
                                                                          2,598       (D)
                                                                            391       (G)
 Deferred Stock Compensation           (875)                -                 -                         (875)
 Accumulated deficit                (15,496)             (568)               67       (A)            (16,807)
                                                                            501       (B)
                                                                         (1,311)      (H)
                                   --------         ---------          --------                     --------
   Total shareholders' deficiency      (354)             (335)            3,164                        2,475
                                   --------         ---------          --------                     --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' DEFICIENCY          $    186         $     383          $  2,398                     $  2,967
                                   ========         =========          ========                     ========




             See notes to Pro Forma Condensed Financial Statements.

                              THINKING TOOLS, INC.
              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                           HISTORICAL                           PRO FORMA
                                                  --------------------------------             ADJUSTMENTS
                                                   THINKING            TRITIUM              ------------------
                                                  TOOLS, INC.        NETWORK, INC.          AMOUNTS      NOTES          PRO FORMA
                                                  -----------        -------------          -------      -----          ---------
REVENUES
  Product                                           $    92            $     22             $     -                      $   114
                                                    -------            --------             -------                      -------

COST AND EXPENSE
  Internet Connection                                     -                 213                   -                          213
  Selling, general and administration                 2,981                 201                 209         (G)            3,391
  Software development and maintenance costs            121                 176                   -                          297
                                                    -------            --------             -------                      -------

    Total Cost and Expense                            3,102                 590                 209                        3,901
                                                    -------            --------             -------                      -------

LOSS FROM OPERATIONS                                 (3,010)               (568)               (209)                      (3,787)
                                                    -------            --------             -------                      -------
OTHER EXPENSES
  Interest expense                                     (276)                  -                   -                         (276)
  Amortization of goodwill and other intangibles          -                   -              (1,102)        (F)           (1,102)
                                                    -------            --------             -------                      -------

    Total other expenses                               (276)                  -              (1,102)                      (1,378)
                                                    -------            --------             -------                      -------


NET LOSS                                            $(3,286)           $   (568)            $(1,311)                     $(5,165)
                                                    =======            ========             ========                     =======

BASIC NET LOSS PER SHARE                            $ (0.67)           $  (0.35)                                         $ (0.72)
                                                    =======            ========                                          =======
SHARES USED IN CALCULATION OF
  BASIC NET LOSS PER SHARE                            4,870               1,603                             (I)            7,170
                                                    =======            ========                                          =======



             See notes to Pro Forma Condensed Financial Statements.

                              THINKING TOOLS, INC.
                     Notes to Unaudited Pro Forma Condensed
                              Financial Statements


A. These adjustments reflect the removal of assets, liabilities, and accumulated deficit not acquired by StartFree.com/TTI as a part of the acquisition.

B. To eliminate the historical accumulated deficit of Tritium.

C. Represents professional fees incurred as a part of the acquisition of Tritium and capitalized as direct costs of acquisition.

D. These adjustments reflect the allocation of the purchase price of Tritium, determined to be $3,100,000, and amortization of these assets. Assets purchased were primarily intangible assets consisting of customer lists ($900,000), intellectual property ($300,000) and goodwill ($1,900,000).

E. These adjustments reflect the agreements reached with investors to finance the acquisition of Tritium through an advance of $100,000 to TTI and a $500,000 bridge note to Tritium, the conversion of the advance and the bridge note to common stock at the time of the acquisition of Tritium, and the additional investment of $550,000 to purchase shares of TTI stock.

F. Amortization is provided using the straight-line method over the estimated useful lives of three years. For purposes of the pro forma statements, one year's amortization of $1,102,000 has been charged.

G. As a part of the acquisition, TTI issued a warrant to purchase shares of its stock to the Tritium advertising supplier in order to induce the supplier to transfer its marketing agreement to StartFree.com. The value of these warrants was determined to be approximately $391,000. The original agreement between the advertising supplier and Tritium was for a period of 30 months beginning July 19, 1999. Because the warrants were issued on March 7, 2000 in connection with the Tritium acquisition, their value will be amortized on a straight-line basis over the remaining 22.5-month life of the contract. For purposes of the pro forma statements, one year's amortization of $209,000 has been charged.

H. Represents proforma adjustments from the unaudited pro forma condensed statement of operations.

I. Basic pro forma net loss per share is computed using the weighted average number of TTI common shares outstanding during the period plus shares of TTI common stock issued in connection with the acquisition of Tritium. TTI common stock issued in connection with the Tritium acquisition is assumed outstanding at the beginning of the period.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THINKING TOOLS, INC.


                                            By:  /s/  Moshe Zarmi
                                                ------------------------------
                                                  Name: Moshe Zarmi
                                                  Title: President

Dated: August 7, 2000